© Fifth Third Bancorp | All Rights Reserved Ó Fifth Third Bancorp | All Rights Reserved Fifth Third Bancorp 3Q24 Earnings Presentation October 18, 2024 Refer to earnings release dated October 18, 2024 for further information.

© Fifth Third Bancorp | All Rights Reserved This presentation contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”). There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) deteriorating credit quality; (2) loan concentration by location or industry of borrowers or collateral; (3) problems encountered by other financial institutions; (4) inadequate sources of funding or liquidity; (5) unfavorable actions of rating agencies; (6) inability to maintain or grow deposits; (7) limitations on the ability to receive dividends from subsidiaries; (8) cyber-security risks; (9) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (10) failures by third-party service providers; (11) inability to manage strategic initiatives and/or organizational changes; (12) inability to implement technology system enhancements; (13) failure of internal controls and other risk management programs; (14) losses related to fraud, theft, misappropriation or violence; (15) inability to attract and retain skilled personnel; (16) adverse impacts of government regulation; (17) governmental or regulatory changes or other actions; (18) failures to meet applicable capital requirements; (19) regulatory objections to Fifth Third’s capital plan; (20) regulation of Fifth Third’s derivatives activities; (21) deposit insurance premiums; (22) assessments for the orderly liquidation fund; (23) weakness in the national or local economies; (24) global political and economic uncertainty or negative actions; (25) changes in interest rates and the effects of inflation; (26) changes and trends in capital markets; (27) fluctuation of Fifth Third’s stock price; (28) volatility in mortgage banking revenue; (29) litigation, investigations, and enforcement proceedings by governmental authorities; (30) breaches of contractual covenants, representations and warranties; (31) competition and changes in the financial services industry; (32) potential impacts of the adoption of real-time payment networks; (33) changing retail distribution strategies, customer preferences and behavior; (34) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (35) potential dilution from future acquisitions; (36) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (37) results of investments or acquired entities; (38) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (39) inaccuracies or other failures from the use of models; (40) effects of critical accounting policies and judgments or the use of inaccurate estimates; (41) weather-related events, other natural disasters, or health emergencies (including pandemics); (42) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (43) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; and (44) Fifth Third's ability to meet its environmental and/or social targets, goals and commitments. You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein. Copies of those filings are available at no cost on the SEC’s website at www.sec.gov or on our website at www.53.com. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. In this presentation, we may sometimes provide non-GAAP financial information. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures. We provide a discussion of non-GAAP measures and reconciliations to the most directly comparable GAAP measures in later slides in this presentation, as well as on pages 27 through 29 of our 3Q24 earnings release. Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of the Bancorp's control or cannot be reasonably predicted. For the same reasons, Bancorp's management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. Cautionary statement 2

© Fifth Third Bancorp | All Rights Reserved Reported1 Adjusted1 EPS $0.78 $0.85 ROA 1.06% 1.16% ROE 11.7% 12.8% ROTCE 16.3% 17.9% NIM 2.90% 2.90% Efficiency ratio 58.2% 56.1% PPNR $894MM $960MM CET12 10.75% For end note descriptions, see end note summary starting on page 49 3Q24 highlights 3 • Strong profitability resulted in CET1 increasing to 10.75% while executing $200 million of share repurchases and raising common dividend by 6% • Strong fee performance driven by strategic investments • Interest-bearing liabilities costs down 1 bp compared to prior quarter • Disciplined expense management; adjusted efficiency ratio of 56.1% improved 70 bps sequentially • Generated consumer household growth of 3% compared to 3Q23, including 6% in the Southeast

© Fifth Third Bancorp | All Rights Reserved Peer 5 Peer 2 Peer 1 Peer 3 Peer 8 Peer 6 Peer 7 Peer 4 Peer 10 Peer 9 Peer 11 Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 LTM Peer 5 Peer 2 Peer 1 Peer 11 Peer 4 Peer 3 Peer 7 Peer 8 Peer 10 Peer 6 Peer 9 Driving to consistently generate top quartile results 4 Return on tangible common equity1,2 FY18 LTM FY18 FY18 Return on assets1 Efficiency ratio1 LTM 2Q24 unless otherwise noted; Adjusted basisLTM 2Q24 unless otherwise noted; Adjusted basis LTM 2Q24 unless otherwise noted; Adjusted basis Remain focused on long-term horizon Expect to continue generating top-tier financial results3 LTM For end note descriptions, see end note summary starting on page 49 Peer 2 Peer 1 Peer 7 Peer 8 Peer 4 Peer 10 Peer 5 Peer 9 Peer 3 Peer 11 Peer 6 Peer 7 Peer 2 Peer 8 Peer 5 Peer 4 Peer 1 Peer 9 Peer 10 Peer 11 Peer 3 Peer 6 Peer 2 Peer 7 Peer 3 Peer 9 Peer 4 Peer 8 Peer 1 Peer 10 Peer 11 Peer 5 Peer 6 14.0% 15.1% 1.29% 1.22% 60.5% 56.9% 57.3% 1.20% 14.6% FITB 2Q24 FITB 3Q24 FITB 2Q24 FITB 3Q24 FITB 2Q24 FITB 3Q24

Net interest income[1]



Total net interest income; $ millions
$1,445
$1,445
2.98%
$1,393
$1,398
2.89%
$1,427
$1,427
2.90%
3Q23
2Q24
3Q24
NII
Adjusted NII
Adjusted NIM

2Q24 to 3Q24 adjusted NII & NIM walk

NII $ in millions; NIM change in bps

	NII	NIM
2Q24	$1,398	2.89%
Net market rate impact	4	1
Loan balances / mix	6	1
Securities portfolio / other short-term investments	-	(2)
Deposit / wholesale funding balances / mix	9	2
Day count	10	(1)
3Q24	$1,427	2.90%

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 49

5

Noninterest income



$715
$732
$695
$717
$711
$748
Total noninterest income; $ millions
3Q23
2Q24
3Q24
Noninterest income
Adjusted noninterest income (excl. securities gains/losses,net)[1]

Securities losses/(gains), net ($ in millions)	3Q23	2Q24	3Q24
Net losses/(gains) attributable to non-qualified deferred compensation plans (NQDC), offset in expenses	$6	($3)	($10)
Other losses/(gains), net	1	—	—
Securities losses/(gains), net	$7	($3)	($10)

3Q24 vs. 2Q24

- Adjusted noninterest income[1] up $31 million, or 4%
- Primary drivers:
  - Commercial banking revenue (up 13%) primarily due to increases in corporate bond fees and institutional brokerage revenue
  - Service charges on deposits (up 3%) reflecting increases in consumer deposit fees and commercial payments revenue
  - Leasing business revenue (up 13%) primarily driven by an increase in lease remarketing revenue

3Q24 vs. 3Q23

- Adjusted noninterest income[1] up $16 million, or 2%
- Primary drivers:
  - Wealth and asset management revenue (up 12%) primarily reflecting increases in personal asset management revenue and brokerage fees
  - Service charges on deposits (up 8%) primarily reflecting an increase in commercial payments revenue
  - Partially offset by leasing business revenue (down 26%) primarily due to decision to de-emphasize operating lease revenue (partially offset by a reduction in operating lease expense)

© Fifth Third Bancorp | All Rights Reserved
For end note descriptions, see end note summary starting on page 49
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Noninterest expense



Total noninterest expense; $ millions
$1,188
$1,188
$1,221
$1,204
$1,244
$1,225
3Q23
2Q24
3Q24
Noninterest expense
Adjusted noninterest expense[1]

($ in millions)	3Q23	2Q24	3Q24
Non-qualified deferred compensation expense/(benefit), primarily offset in securities gains/losses	$(5)	$4	$12

3Q24 vs. 2Q24

- Adjusted noninterest expense[1] up $21 million, or 2%
- Primary drivers:
  - Compensation and benefits (up 4%) due to higher performance-based compensation resulting from strong fee revenue
  - Technology and communications (up 6%)
  - Partially offset by marketing expense (down 24%)

3Q24 vs. 3Q23

- Adjusted noninterest expense[1] up $37 million, or 3%
- Primary drivers:
  - Compensation and benefits expense (up 8%)
  - Technology and communications expense (up 5%)
  - Partially offset by marketing expense and leasing expense (down 26% and 28%, respectively)

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 49

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© Fifth Third Bancorp | All Rights Reserved QoQ YoY — (4%) 300% 23% QoQ YoY 2% 1% (1%) (5%) QoQ YoY 5% 68% — (1%) QoQ YoY 1% — (1%) (6%) $120.1 $116.6 $116.7 $75.1 $71.8 $71.1 $45.0 $44.8 $45.5 3Q23 2Q24 3Q24 $0.5 $0.5 $0.5 $0.6 $0.5 $0.6 3Q23 2Q24 3Q24 Interest earning assets Commercial Average securities1 and short-term investmentsAverage loan & lease balances $ in billions; loan & lease balances excluding HFS Consumer Period-end loan & lease balances Period-end HFS loan & lease balances Commercial Consumer $ in billions For end note descriptions, see end note summary starting on page 49; totals shown above may not foot due to rounding % change % change % change % change $ in billions; loan & lease balances excluding HFS $ in billions 8 $0.1 $0.1$0.0 $121.6 $116.9 $116.8 $76.4 $72.2 $71.8 $45.3 $44.7 $45.1 6.18% 6.43% 6.48% Commercial Consumer Total Loan Yield 3Q23 2Q24 3Q24 $70.0 $77.2 $78.4 $57.0 $56.6 $56.7 $13.0 $20.6 $21.7 3.10% 3.27% 3.25% Securities Short-term investments Taxable securities yield 3Q23 2Q24 3Q24

© Fifth Third Bancorp | All Rights Reserved QoQ YoY (20%) (48%) 1% 2% $24.3 $24.2 $23.4 5.24% 5.59% 5.52% 3Q23 2Q24 3Q24 $161.4 $162.7 $165.1 $167.7 $166.8 $168.3 3Q23 2Q24 3Q24 $27.4 $23.9 $22.0 3Q23 2Q24 3Q24 Deposits and wholesale funding Average wholesale funding balancesAverage deposit balances Core depositsCDs > $250K Total interest-bearing deposit costs $ in billions Total wholesale funding Wholesale funding cost Period-end deposit balances Period-end wholesale funding balances $ in billions Note: totals shown above may not foot due to rounding % change % change % change % change $ in billions $ in billions 9Total wholesale funding QoQ YoY (3%) (4%) QoQ YoY (8%) (20%) $3.5$4.7$5.9 $3.3$4.1 $6.2 Core depositsCDs > $250K QoQ YoY (26%) (41%) 1% 2% $165.6 $167.2 $167.2 $159.7 $162.4 $163.7 2.76% 3.04% 3.03% 3Q23 2Q24 3Q24

High-quality deposit franchise

Deposit trend vs. peers and H8

Average total deposits indexed to 100; non-seasonally adjusted total deposits



+1%
+1%
(1%)
3Q23
4Q23
1Q24
2Q24
3Q24
FITB
Peer median
H8

Fifth Third continues to outpace the industry in deposit share growth[1]

Deposit share rankings

#2 Midwest unchanged YoY

#6 Southeast unchanged YoY

- Approaching target locational share in key SE MSAs of focus

Significant locational share improvement since 2018 in key SE MSAs

	2018	2024
Naples, FL	#2	#1
Fort Myers, FL	#4	#2
Nashville, TN	#6	#3
Charlotte, NC	#5	#4
Raleigh-Durham, NC	#15	#4

Commercial and consumer deposit franchise highlights

Consumer franchise

- >80% of balances from clients with 5+ year tenure
- Average age of household: ~13 years
- 1.5 million Momentum Households (~60% of total)

Commercial franchise

- 94% of balances represented by relationships that utilized Treasury Management services
- Balanced-weighted relationship age of ~24 years
- Median relationship deposit balance of ~$401K

Continued investment in the southeast

Branch network mix



3Q18[2]
~20%
~80%
3Q24
31%
69%
2028E[3]
~50%
~50%
Midwest
Southeast

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© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 49; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved 74% 66% 61% 57% 48% 44% 41% 36% 35% 34% 34% 33% 10% 23% 18% 7% 19% 23% 23% 17% 47% 33% 21% 26% 13% 7% 17% 16% 27% 28% 20% 21% 18% 13% 18% 33% MSA Rankings 1-3 MSA Rankings 4-5 MSA Rankings 6-10 MSA Rankings 10+ Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Maintaining top quartile deposit density while expanding branch network in the Southeast 11 Deposit density market rank1 We continue to focus on achieving a top 5 rank in the MSAs we serve Total Top 5 For end note descriptions, see end note summary starting on page 49 84% 89% 79% 64% 67% 67% 64% 53% 82% 67% 59% 55%

© Fifth Third Bancorp | All Rights Reserved Net charge-offs (NCOs) $124 $96 $110 $144 $142 3Q23 4Q23 1Q24 2Q24 3Q24 For end note descriptions, see end note summary starting on page 49 Credit quality overview 12 Key metrics 3Q23 4Q23 1Q24 2Q24 3Q24 NPL ratio 0.47% 0.55% 0.61% 0.52% 0.59% NPA ratio1 0.51% 0.59% 0.64% 0.55% 0.62% 30-89 days past due as a % of portfolio loans and leases 0.26% 0.31% 0.29% 0.26% 0.24% NCO ratio 0.41% 0.32% 0.38% 0.49% 0.48% ACL ratio as a % of portfolio loans and leases 2.11% 2.12% 2.12% 2.08% 2.09% Nonperforming loans (NPLs) $570 $649 $708 $606 $686 3Q23 4Q23 1Q24 2Q24 3Q24 Portfolio loans & leases 30-89 days past due $316 $359 $342 $302 $283 3Q23 4Q23 1Q24 2Q24 3Q24 $ in millions

© Fifth Third Bancorp | All Rights Reserved • Drivers of $18MM decrease in ACL: ‒ Primarily due to a decline in loan balances and modest improvement in Moody's macroeconomic forecast Allowance for loan & lease losses Commercial and industrial loans Commercial mortgage loans Commercial construction loans Commercial leases Total commercial loans and leases Residential mortgage loans Home equity Indirect secured consumer loans Credit card Other consumer loans Total consumer loans Allowance for loan & lease losses Reserve for unfunded commitments1 Allowance for credit losses Allocation of allowance by product $ in millions 3Q24 Amount % of portfolio loans & leases For end note descriptions, see end note summary starting on page 49; totals shown above may not foot due to rounding Change in rate Compared to: 2Q24 3Q23 Allowance for credit losses 13 2,305 138 $2,443 1.98% 2.09% 0.02% 0.01% 0.03% (0.02%) $703 318 70 14 143 105 127 298 194 1,200 $1,105 1.38% 2.79% 1.18% 0.49% 0.83% 2.58% 4.93% 1.87% 11.39% 2.64% 1.55% (0.01%) 0.07% 0.03% (0.03%) 0.03% (0.09%) (0.11%) 0.04% 0.25% 0.01% — (0.10%) 0.31% (0.02%) (0.12%) (0.07%) (0.22%) 0.08% 0.31% (1.21%) 0.07% (0.03%) Solar energy installation loans 333 8.17% (0.01%) 0.33% • $18MM increase in ACL is primarily due to loan mix and a modest decline in Moody's macroeconomic forecast

Strong liquidity and capital position

Capital position

Common equity tier 1 ratio[1]


10.62%
~33 bps
(~16 bps)
(~13 bps)
~6 bps
~3 bps
10.75%
2Q24
Net income to common
Common dividends
Share repurchases
RWA
Other
3Q24

Liquidity position

$ in billions

Liquidity Sources	6/30/24	9/30/24
Fed Reserves	~$21	~$21
Unpledged Investment Securities	~$20	~$22
Available FHLB Borrowing Capacity	~$10	~$11
Current Fed Discount Window Availability	~$57	~$58
Total	~$107	~$112

- Maintained full Category 1 LCR compliance during the quarter
- Loan-to-core deposit ratio of 71%
- For several years, we have performed:
  - Daily LCR calculations
  - Monthly liquidity stress tests, including two FITB-specific scenarios over and above regulatory requirements
  - Monthly 2052a complex liquidity monitoring reporting

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© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 49; totals shown above may not foot due to rounding

Current expectations
4Q24 compared to 3Q24

Avg. loans & leases *(including HFS)*	stable to up 1%
Total revenue[1] *(3Q24 baseline: $2.185 billion; Includes securities g/l)*	up 1 - 2%
Net interest income[1] *(3Q24 baseline: $1.427 billion)*	up ~1%
Noninterest income[1] *(3Q24 baseline: $748 million)*	up 3 - 4%
Noninterest expense[1] *(3Q24 baseline: $1.225 billion)*	stable
Net charge-off ratio	45 - 49 bps
Allowance for credit losses	expect ~$20 - $40MM build *due to loan growth/mix and assumes no change to macroeconomic outlook and risk profile as of 3Q24*
Effective tax rate	22 - 23%

As of October 18, 2024; please see cautionary statements on page 2

15

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 49

© Fifth Third Bancorp | All Rights Reserved Appendix 16

© Fifth Third Bancorp | All Rights Reserved Midwest footprint (branch count in white) Major FITB markets2 with a top 5 deposit share London office Leading position in the markets we compete in3 Key Southeast MSAs of focus Toronto office Top performing regional bank with local scale and national reach 17 Fifth Third Corporate Headquarters Cincinnati, Ohio 249 161 99 157 66 5 40 78 11 30 176 Assets $214 billion Ranked 11th in the U.S.1 Deposits $168 billion Ranked 9th in the U.S.1 U.S. branches 1,072 Ranked 8th in the U.S.1 Commercial Payments Top 5 market share across several product categories5 Southeast footprint (branch count in white) #2 #6Midwest Southeast unchanged YoY unchanged YoY Deposit share rankings4 #3 Fifth Third footprint Significant locational share in notable MSAs Nashville, TN Charlotte, NC #3 #4 Cincinnati, OH #1 Chicago, IL #3 Top 10 deposit share in ~96% of retail footprint Columbus, OH Indianapolis, IN #3 #3 Tampa, FL #6 Grand Rapids, MI #1 For end note descriptions, see end note summary starting on page 49 unchanged YoY

© Fifth Third Bancorp | All Rights Reserved 18 Our ambition, purpose and core values support our commitment to generating sustainable value for stakeholders Our Purpose We make life a Fifth Third Better by inspiring our customers and communities to achieve financial well-being. Our Core Values Our Ambition To be the One Bank people most value and trust. We Commit to Excellence We are Creative We are Connected We Act Courageously Living our purpose guided by our vision and values

Sustainability priorities and metrics

Strengthening our Communities	Promoting Inclusion and Diversity	Addressing Climate Change	Delivering our Commitment to Employees	Keeping the Customer at the Center
Empowering Black Futures >$214MM in lending, investments, and philanthropy towards Empowering Black Futures Neighborhood Investment Program[1]. **Community Development** >$108MM provided in community development lending and investment. **Charitable Giving** >$19.3MM in total charitable giving. **Community Service** >61K hours of community service[2].	**Fifth Third Day** 10.3MM meals provided, 25% YOY increase in volunteer hours. **Volunteerism** United Way Campaign currently underway volunteer events; Junior Achievement, Adopt-A-Class and more. **Enterprise BRG Membership** Continues to increase with current membership; growth of 5% since January. **8th Annual Supplier Diversity Summit** Tremendous success with over 200 attendees and newly introduced Innovation Summit. **Supplier Diversity Spend** >$122MM Tier 1 diverse supplier spend, 11.2% of net addressable spend[3].	**Sustainable Operations** Continue to offset carbon emissions[4] across operations Using 100% renewable electricity to power our operations 54% reduction in Scope 1 and 2 GHG emissions since 2014[3]. **Sustainable Finance** >$40B in sustainable financing towards $100BN goal[5] $500MM inaugural Green Bond issued in October 2021 **Sustainability Performance** Top quartile[6] sustainability rating amongst peers	**Turnover** Slight decrease in overall turnover from 16.9% in 4Q23 to 16.8% in 3Q24. **Purpose and Values** Inspired by employee feedback, the Bank updated its Purpose and Values to capture both who we are today and where we are headed in the future. **AI Tools** Deployed Copilot and related AI training to employees, providing capabilities designed to simplify tasks and enhance communications. **Development Tools** Launched the "Leading the Way @ Fifth Third" program to help new managers support employees at key moments in their employment journey.	**Customer Outreach** >10MM customer outreach calls continuing our heightened connection to the customer[7]. **Household Growth** 2.7% YoY consumer checking household growth Sep24 vs. Sep23. **Overdraft Avoidance** Low reliance on consumer fees, with consumers avoiding $49.2MM in overdraft fees with Extra Time®[7]. **Early Pay** >$25.7BN deposited up to 2 days early with Early Pay®[7]. **Complaints** Complaints per million households dropped 13% Jan 24-Aug 24 vs. Jan 23-Aug 23.

Fifth Third is committed to supporting customers, communities and employees

19

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 49

© Fifth Third Bancorp | All Rights Reserved 20 A recognized leader in sustainability among peers For end note descriptions, see end note summary starting on page 49

Intentionally diversifying fee revenue to perform well in any environment

Fee revenue mix is well-diversified

LTM 3Q24 adjusted noninterest income mix[2,3]



Other noninterest income
Consumer deposit fees
Wealth & Asset Management
Leasing Business revenue
5%
5%
6%
21%
Other Commerical Banking revenue
7%
LTM 3Q24 adjusted noninterest income
$2.9B
Mortgage Banking revenue
8%
20%
Commercial Payments[1]
14%
14%
Card and Processing revenue
Capital Markets

Fee contribution as a percent of revenue stands out favorably relative to peers

LTM 3Q24 adjusted noninterest income as a percent of adjusted revenue[3]



34%
27%
Peer Median

- Total adjusted fee revenue accounted for ~34% of total adjusted revenue for the last twelve months ending 9/30/24
- Focused on diversified revenue to lessen cyclical impacts, with success in Wealth & Asset Management, Capital Markets, and Commercial Payments

21

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 49

© Fifth Third Bancorp | All Rights Reserved Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 7Peer 8 Peer 9 Peer 10 Peer 11 (10)% (5)% —% 5% 10% 2% 4% 6% 8% 10% Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 (10)% (5)% —% 5% 10% 15% 2% 4% 6% Peer 1 Peer 4 Peer 6 Peer 7 Peer 9 Peer 10 Peer 11 (60)% (40)% (20)% —% 20% 40% —% 1% 2% 3% C a p it a l m a rk et s h ed g in g r ev en u e2 a s a % o f a d ju st ed r ev en u e 2 Q 2 4 L T M u n le ss o th er w is e n ot ed Significant fee scale with strong organic growth For end note descriptions, see end note summary starting on page 49 Commercial payments business Wealth & asset management business Capital markets hedging business • Best-in-class product penetration while generating solid growth • Expect strong growth in commercial payments and wealth and asset management businesses through 20244 C om m er ci a l p a ym en ts r ev en u e1 a s a % o f a d ju st ed r ev en u e 2 Q 2 4 L T M u n le ss o th er w is e n ot ed Change in commercial payments revenue1 2Q24 LTM vs. 2Q23 LTM unless otherwise noted Change in wealth & asset mgmt. revenue3 2Q24 LTM vs. 2Q23 LTM unless otherwise notedW ea lt h & a ss et m g m t. r ev en u e3 a s a % o f a d ju st ed r ev en u e 2 Q 2 4 L T M u n le ss o th er w is e n ot ed Change in capital markets hedging revenue2 2Q24 LTM vs. 2Q23 LTM unless otherwise noted FITB 2Q24 LTM 3Q24 LTM 3Q24 LTM FITB 2Q24 LTM FITB 2Q24 LTM 3Q24 LTM Median is the intersect Median is the intersect Median is the intersect 22

© Fifth Third Bancorp | All Rights Reserved $1.2 $0.8 $0.7 $1.0 $1.3 $0.3 $0.2 $0.4 $0.6 $0.6$1.5 $1.0 $1.1 $1.6 $1.9Originations HFS Originations HFI 3Q23 4Q23 1Q24 2Q24 3Q24 $19 $20 $14 $18 $18 $79 $79 $78 $78 $77 ($2) $2 ($5) ($6) ($4) ($39) ($35) ($33) ($40) ($41) $57 $66 $54 $50 $50 Origination fees and gains on loan sale Gross servicing fees Net MSR Valuation MSR decay 3Q23 4Q23 1Q24 2Q24 3Q24 Mortgage banking results $ in millions Mortgage banking net revenue Mortgage originations and margins • Mortgage banking net revenue was stable compared to the prior quarter, reflecting an increase in net MSR valuation offset by an increase in MSR asset decay and a decrease in gross servicing fees • $1.9 billion in originations, up 19% from the prior quarter and up 27% compared to the year-ago quarter; ~81% purchase volume Note: totals shown above may not foot due to rounding $ in billions Gain-on-sale margin Gain-on-sale margin represents gains on all loans originated for sale divided by salable originations. Rate lock margin Rate lock margin represents gains recorded associated with salable rate locks divided by salable rate locks. 23 $57 $66 $54 $50Mortgage banking net revenue $50 1.45% 1.82% 1.34% 1.29% 1.53% 1.68% 1.30% 1.48% 1.11% 1.00%

High quality Shared National Credit portfolio

Shared National Credit portfolio is well diversified

$ in billions; as of 9/30/24



SNC portfolio
$31.2BN
~27% of total loans
Industry mix
Other industries 19%
Retail 18%
Financial services 16%
Manufacturing 11%
Energy 10%
TMT 9%
Rental & Leasing 9%
Wholesale trade 8%

- Reduced balances 11% compared to 3Q23
- ~40% of SNC balances are investment grade equivalent borrowers; independently underwrite each transaction
- Lead left / lead right on ~50% of relationships
- Crits and NPAs are consistent or lower than the rest of commercial portfolio over a multi-year period

© Fifth Third Bancorp | All Rights Reserved

Note: totals shown above may not foot due to rounding

24

© Fifth Third Bancorp | All Rights Reserved 13% 14% 14% 14% 15% 15% 16% 17% 22% 26% 29% 35% 37% 41% Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 73% 73% 79% 79% 81% 84% 88% 95% 133% 142% 169% 177% 237% 276% Peer 1 Peer 2 Peer 6 Peer 5 Peer 4 Peer 3 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 CRE portfolio is well-positioned 25 Comparing CRE portfolios relative to peers CRE loans1 / total loans Among the lowest CRE concentration relative to peers with strong credit quality CRE loans1 / total capital FITB 2Q24 FITB 3Q24 FITB 2Q24 FITB 3Q24 CRE net charge-off ratio2 (0.02)% (0.02)% 0.01% 0.03% 0.10% 0.20% 0.27% 0.32% 0.65% 0.67% 0.93% 1.06% Peer 4 Peer 10 Peer 12 Peer 5 Peer 11 Peer 1 Peer 3 Peer 2 Peer 7 Peer 6 FITB 2Q24 LTM FITB 3Q24 LTM As of 6/30/24 unless otherwise noted As of 6/30/24 unless otherwise noted 2Q24 LTM unless otherwise noted For end note descriptions, see end note summary starting on page 49

Limited non-owner occupied exposure with very strong credit quality

Non-owner occupied CRE represents <10% of total loans

As of 9/30/24


Total Bancorp loans
$117BN

$ billions	$ balance	% of total loans	LTM NCO %	NPLs / loans
Multifamily	$3.6	3.1%	0.00%	0.00%
Industrial	1.5	1.3	0.00	0.00
Hospitality	1.4	1.2	0.00	0.00
Office	1.2	1.0	0.00	0.18
Retail	1.2	1.0	0.00	0.01
Medical Office	0.7	0.6	0.00	0.00
Other	1.6	1.4	(0.17)	0.14
Total non-owner occupied CRE	$11.2	9.6%	(0.02%)	0.04%

Office CRE portfolio stats

As of 3Q24; Non-owner occupied

		vs. PQ
Average loan commitment	$11.7 million	4%
NCOs / average loans (LTM)	0.00%	(0.03)%
Delinquencies / loans	0.00%	—
NPL / loans	0.18%	—
Criticized loans / loans	10.4%	2.9%

Additional non-owner occupied office CRE metrics

- Office CRE of $1.2BN represents 1.0% of total loans
- LTV range of 55 – 60% at origination; focus on disciplined regional and national clients with longstanding relationships
- Average commit of $11.7MM; conservative underwriting limiting amount of credit extended
- Currently not pursuing new Office CRE originations

26

© Fifth Third Bancorp | All Rights Reserved

Totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved 3Q23 4Q23 1Q24 2Q24 3Q24 Balance, beginning of period $345 $281 $326 $372 $274 Transfers to nonaccrual status 53 93 108 51 191 Transfers to accrual status — — (1) — — Transfers to held for sale (6) — (3) — (5) Loan paydowns/payoffs (39) (20) (18) (66) (47) Transfer to OREO — — — — — Charge-offs (72) (30) (40) (83) (80) Draws/other extensions of credit — 2 — — 1 Balance, end of period $281 $326 $372 $274 $334 3Q23 4Q23 1Q24 2Q24 3Q24 Balance, beginning of period $284 $289 $323 $336 $332 Transfers to nonaccrual status 107 141 111 94 104 Transfers to accrual status (27) (24) (22) (26) (14) Transfers to held for sale — — — — — Loan paydowns/payoffs (28) (26) (23) (23) (25) Transfer to OREO (5) (7) (5) (4) (7) Charge-offs (43) (52) (49) (46) (40) Draws/other extensions of credit 1 2 1 1 2 Balance, end of period $289 $323 $336 $332 $352 NPL1 Rollforward Commercial Consumer $ in millions $ in millions $ in millions For end note descriptions, see end note summary starting on page 49 27 Total NPL $570 $649 $708 $606 $686 Total new nonaccrual loans - HFI $160 $234 $219 $145 $295 Total NPL

© Fifth Third Bancorp | All Rights Reserved For end note descriptions, see end note summary starting on page 49 28 3Q14 3Q15 3Q16 3Q17 3Q18 3Q19 3Q20 3Q21 3Q22 3Q23 3Q24 —% 0.25% 0.50% 0.75% 1.00% Historical net charge-off and NPA ratios Net charge-off ratio Non-performing assets ratio2 3Q14 3Q15 3Q16 3Q17 3Q18 3Q19 3Q20 3Q21 3Q22 3Q23 3Q24 —% 0.25% 0.50% 0.75% 1.00% Commercial net charge-off ratio 3Q14 3Q15 3Q16 3Q17 3Q18 3Q19 3Q20 3Q21 3Q22 3Q23 3Q24 —% 0.25% 0.50% 0.75% 1.00% 3Q14 3Q15 3Q16 3Q17 3Q18 3Q19 3Q20 3Q21 3Q22 3Q23 3Q24 —% 0.25% 0.50% 0.75% 1.00% Consumer net charge-off ratio 3Q24 0.40% 3Q24 0.48% 3Q24 0.62% 3Q24 0.62% 10 year average excluding COVID1 10 year average excluding COVID1 10 year average excluding COVID1 10 year average excluding COVID1

© Fifth Third Bancorp | All Rights Reserved $76.4 $74.2 $72.8 $72.2 $71.8 $75.1 $72.7 $71.9 $71.8 $71.1 3Q23 4Q23 1Q24 2Q24 3Q24 3Q23 2Q24 3Q24 NCO ratio1 0.34% 0.45% 0.40% 30-89 Delinquencies 0.10% 0.09% 0.07% 90+ Delinquencies 0.00% 0.01% 0.02% Nonperforming Loans2 0.37% 0.38% 0.47% 29 Portfolio loans and leases $ in billions Period-end QoQ change Average QoQ change Key statistics Total commercial portfolio overview For end note descriptions, see end note summary starting on page 49; totals shown above may not foot due to rounding (1.8%) (2.8%) (1.9%) (0.8%) (0.6%) (1.6%) (3.2%) (1.1%) (0.2%) (0.9%) Commercial Portfolio Mix 72% 16% 8% 4% C&I Commercial Mortgage Commercial Construction Commercial Leases Period-endAverage

© Fifth Third Bancorp | All Rights Reserved $57.0 $54.6 $53.2 $52.4 $51.6 $55.8 $53.3 $52.2 $51.8 $50.9 3Q23 4Q23 1Q24 2Q24 3Q24 3Q23 2Q24 3Q24 NCO ratio1 0.45% 0.61% 0.55% 30-89 Delinquencies 0.08% 0.03% 0.06% 90+ Delinquencies 0.01% 0.01% 0.02% Nonperforming Loans2 0.47% 0.45% 0.50% 30 Portfolio loans $ in billions Period-end QoQ change Average QoQ change Key statistics Revolving Line Utilization Trend3 Commercial & industrial overview For end note descriptions, see end note summary starting on page 49; totals shown above may not foot due to rounding (2.0%) (4.2%) (2.7%) (1.6%) (1.4%) (1.9%) (4.5%) (2.0%) (0.7%) (1.8%) 36.8% 37.2% 36.8% 36.9% 35.3% 35.6% 35.3% 35.5% 36.1% 35.5% 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 52%48% 42% 18% 12% 6% 6% 3% 13% 3Q23 2Q24 3Q24 NCO ratio1 0.00% 0.01% 0.00% 30-89 Delinquencies 0.04% 0.18% 0.04% 90+ Delinquencies 0.00% 0.01% 0.02% Nonperforming Loans2 0.11% 0.23% 0.46% Commercial real estate overview CRE Mortgage Balance by occupancy CRE Construction Balance by property type Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 49; totals shown above may not foot due to rounding $ in billions (0.5%) 1.2% 1.4% 0.6% 0.6% (0.9%) 1.9% — 1.2% 1.2% Multifamily OtherRetail Hospitality Office Industrial Home Builder Non-Owner Occupied Owner Occupied Multifamily 18% Retail 18% Hospitality 18% Office 15% Medical Office 12% Industrial 9% Non-owner occupied property type mix $16.8 $17.1 $17.1 $17.3 $17.5 $16.7 $16.9 $17.1 $17.2 $17.3 $5.5 $5.7 $5.7 $5.9 $6.0 $11.2 $11.3 $11.3 $11.4 $11.5 $5.6 $5.6 $5.8 $5.8 $5.9 $11.1 $11.3 $11.3 $11.4 $11.4 Average - Commercial Construction Average - Commercial Mortgage Period-End - Commercial Construction Period-End - Commercial Mortgage 3Q23 4Q23 1Q24 2Q24 3Q24 31 Other 9%

© Fifth Third Bancorp | All Rights Reserved 16% 16% 65% 3Q23 2Q24 3Q24 NCO ratio1 0.53% 0.57% 0.62% 30-89 Delinquencies 0.54% 0.52% 0.52% 90+ Delinquencies 0.06% 0.06% 0.06% Nonperforming Loans2 0.64% 0.74% 0.77% Weighted average FICO at origination3 765 766 767 Weighted average LTV at origination 78% 79% 79% Total consumer portfolio overview 32 Portfolio FICO score at origination3 $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 49; totals shown above may not foot due to rounding (0.7%) (1.4%) (0.2%) 0.3% 0.8% (1.2%) (1.1%) 0.2% 0.5% 1.7% 750+720-749<660 660-719 $45.3 $44.6 $44.5 $44.7 $45.1$45.0 $44.5 $44.6 $44.8 $45.5 3Q23 4Q23 1Q24 2Q24 3Q24 2% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 12% 15% 69% 3Q23 2Q24 3Q24 NCO ratio1 0.00% (0.01%) (0.02%) 30-89 Delinquencies 0.12% 0.15% 0.16% 90+ Delinquencies 0.03% 0.05% 0.05% Nonperforming Loans2 0.73% 0.76% 0.76% Weighted average FICO at origination3 764 764 764 Weighted average LTV at origination 72% 73% 73% Residential Mortgage overview 33 Portfolio FICO score at origination3 $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 49; totals shown above may not foot due to rounding (0.7%) (1.6%) (0.9%) 0.2% 0.2% (1.2%) (1.5%) (0.2%) 0.3% 0.7% 750+720-749<660 660-719 $17.4 $17.1 $17.0 $17.0 $17.0$17.3 $17.0 $17.0 $17.0 $17.2 3Q23 4Q23 1Q24 2Q24 3Q24 4% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 18% 16% 64% $3.9 $3.9 $3.9 $3.9 $4.0 $3.9 $3.9 $3.9 $4.0 $4.1 3Q23 4Q23 1Q24 2Q24 3Q24 3Q23 2Q24 3Q24 NCO ratio1 0.03% (0.05%) (0.02%) 30-89 Delinquencies 0.72% 0.66% 0.56% 90+ Delinquencies 0.00% 0.00% 0.00% Nonperforming Loans2 1.49% 1.54% 1.64% Weighted average FICO at origination3 767 768 768 Weighted average LTV at origination 67% 67% 66% Home equity overview 34 Portfolio FICO score at origination3 $ in billions Portfolio balances Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 49; totals shown above may not foot due to rounding (1.0%) 0.2% 0.7% (0.1%) 2.3% (0.3%) 0.5% (0.8%) 2.2% 2.6% 750+720-749<660 660-719 1% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 3Q23 2Q24 3Q24 NCO ratio1 0.47% 0.46% 0.54% 30-89 Delinquencies 0.89% 0.83% 0.77% Nonperforming Loans2 0.20% 0.23% 0.31% 81% 19% Auto Specialty Lending 19% 17% 63% Indirect secured consumer overview 35 Portfolio FICO score at origination Includes primarily RV & Marine $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 49; totals shown above may not foot due to rounding $15.8 $15.1 $15.2 $15.4 $15.7$15.4 $15.0 $15.3 $15.4 $15.9 3Q23 4Q23 1Q24 2Q24 3Q24 1% (3.0%) (4.2%) 0.3% 1.3% 2.0% (4.1%) (3.0%) 2.3% 0.9% 3.2% 750+720-749<660 660-719 Period-endAverage Weighted average FICO at origination3 768 770 771 Weighted average LTV at origination 88% 88% 88%

© Fifth Third Bancorp | All Rights Reserved 3Q23 2Q24 3Q24 NCO ratio1 3.25% 3.98% 3.74% 30-89 Delinquencies 1.16% 1.10% 1.17% 90+ Delinquencies 1.10% 0.98% 1.06% Nonperforming Loans2 1.76% 1.79% 1.82% 27% 20% 48% Credit card overview 36 Portfolio FICO score at origination3 750+720-749<660 660-719 $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 49; totals shown above may not foot due to rounding 1.4% 1.2% (3.1%) (2.5%) (1.2%) (0.1%) 2.6% (6.9%) (0.2%) (1.7%) $1.8 $1.8 $1.8 $1.7 $1.7 $1.8 $1.9 $1.7 $1.7 $1.7 3Q23 4Q23 1Q24 2Q24 3Q24 Weighted average FICO at origination3 742 743 743 4% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 3.2 3.6 3.8 3.9 4.0 3.4 3.7 3.9 4.0 4.1 3Q23 4Q23 1Q24 2Q24 3Q24 15% 19% 65% 3Q23 2Q24 3Q24 NCO ratio1 0.91% 1.25% 1.44% 30-89 Delinquencies 0.27% 0.33% 0.42% Nonperforming Loans2 0.83% 1.67% 1.57% Weighted average FICO at origination3 771 772 772 Solar energy installation overview 37 Portfolio FICO score at origination $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 49; totals shown above may not foot due to rounding 16.4% 11.9% 4.5% 3.2% 1.9% 14.3% 10.2% 3.8% 2.1% 3.2% 750+720-749660-719 Period-endAverage

Balance sheet positioning

Commercial loans[1,2]

$19.6BN fixed | $51.6BN variable [1,2]

- 1M based: 48% [4,7]
- 3M based: 7% [4,7]
- Prime & O/N based: 17% [4,7]
- Other based: 1% [4,6,7]
- Weighted avg. life: 1.7 years [1]



72%
16%
8%
4%

C&I	28% Fix | 72% Variable
Coml. mortgage	22% Fix | 78% Variable
Coml. construction	3% Fix | 97% Variable
Coml. lease	100% Fix | 0% Variable

Consumer loans[1]

$39.3BN fixed | $6.2BN variable [1]

- 1M based: 1% [5,7]
- Prime: 12% [5]
- Other based: 1% [5,7,8]
- Weighted avg. life: 3.8 years[1]



35%
38%
9%
15%
3%

Auto/Indirect	100% Fix | 0% Variable
Resi mtg.& construction	97% Fix | 3% Variable
Home equity	11% Fix | 89% Variable
Other	86% Fix | 14% Variable
Credit card	38% Fix | 62% Variable

Investment portfolio

- 56% allocation to bullet/ locked-out cash flow securities
- AFS & HTM spot yield: 3.21%
- AFS net unrealized pre-tax loss: $3.4BN



29%
54%
18%

Level 1	72% Fix | 28% Variable
Level 2A	100% Fix | —% Variable
Non-HQLA/ Other	87% Fix | 13%Variable

Includes $4.68BN non-agency CMBS (All super-senior, AAA-rated securities; 59.1% WA LTV, ~39% WA credit enhancement)

Long-term debt [3]

$11.BN fixed | $6.1BN variable [3]

- SOFR based: 36%
- Weighted avg. life: 3.5 years



61%
11%
7%
21%

Senior debt	53% Fix | 47% Variable
Sub debt	58% Fix | 42% Variable
Auto securiz. proceeds	87% Fix | 13% Variable
Other	98% Fix | 2% Variable

The information above incorporates the impact of $8BN in C&I receive-fixed swaps and ~$6BN fair value hedges associated with long-term debt (receive-fixed swaps)

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 49; totals shown above may not foot due to rounding

38

Strong liquidity profile

Unsecured debt maturities

$ millions – excl. Retail Brokered & Institutional CDs



$1,000
$1,500
$750
$1,850
$2,050
$5,662
2024
2025
2026
2027
2028
2029 on
Fifth Third Bancorp
Fifth Third Bank
Fifth Third Financial Corp

Composition of deposits by segment

Period-end as of 9/30/24



6%
40%
54%
Consumer and Small Business Banking
Commercial Banking
Wealth & Asset Management

Holding company:

- Holding Company cash as of September 30, 2024: $3.9BN
- Cash on hand at Holding Company currently sufficient to satisfy all fixed obligations for ~36 months (debt maturities, common and preferred dividends, interest, and other expenses)
- The Holding Company issued the following debt in 3Q24:
  - $750MM 6NC5 fixed-to-floating rate senior debt
- The Holding Company did not have debt maturities in 3Q24

Bank entity:

- The Bank did not issue or have long-term debt maturities in 3Q24
- During the quarter, Fifth Third Bank, N.A. exercised the one-year par call option on $1BN of long-term debt which will take place on October 27, 2024
- Available and contingent borrowing capacity (3Q24):
  - FHLB ~$11.0BN available, ~$16.5BN total
  - Federal Reserve Discount Window ~$57.5BN

39

© Fifth Third Bancorp | All Rights Reserved

Managing rate risk against conservative outcomes

Estimated NII sensitivity profile and ALCO policy limits

	% Change NII (FTE)		ALCO policy limit	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	(3.9%)	(5.2%)	(5.0%)	(6.0%)
+100 Ramp over 12 months	(1.9%)	(2.4%)	NA	NA
-100 Ramp over 12 months	1.1%	0.6%	NA	NA
-200 Ramp over 12 months	1.8%	1.1%	(5.0%)	(6.0%)

Estimated NII beta sensitivity

	5% Higher Beta		5% Lower Beta	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	(4.4%)	(6.0%)	(2.9%)	(3.4%)
+100 Ramp over 12 months	(2.2%)	(2.9%)	(1.4%)	(1.6%)
-100 Ramp over 12 months	1.2%	0.9%	0.7%	(0.1%)
-200 Ramp over 12 months	2.1%	1.7%	1.0%	(0.2%)

Estimated NII sensitivity with demand deposit balance changes

	% Change in NII (FTE)			
	$1BN balance decline		$1BN balance increase	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	(5.0%)	(6.3%)	(2.8%)	(4.0%)
+100 Ramp over 12 months	(2.9%)	(3.4%)	(0.9%)	(1.5%)
-100 Ramp over 12 months	0.3%	(0.1%)	1.8%	1.2%
-200 Ramp over 12 months	1.1%	0.6%	2.5%	1.6%

Rate Risk models assume approximately 75-80% effective up betas and 65-70% down betas in our baseline NII sensitivity used in IRR simulations[1,2]

- Models are calibrated to performance in prior rate cycles
- Additionally, rate risk measures assume no deposit re-pricing lags

As of September 30, 2024:

- 50% of HFI loans were variable rate net of existing hedges (73% of total commercial; 14% of total consumer)
- Short-term borrowings represent only 1% of total funding
- Approximately $12.3BN in non-core funding matures beyond one year

© Fifth Third Bancorp | All Rights Reserved
For end note descriptions, see end note summary starting on page 49

40

© Fifth Third Bancorp | All Rights Reserved Classification: Internal Use 62% 13% 25% • Includes accounts expected to reprice with market rates and time deposits ‒ ~75% of total CDs $250K or less will mature by 3/31/25 • Beta in falling rate environment: 80 – 100% • Accounts with an intermediate rate • Beta in falling rate environment: 35 – 45% 41 Interest-bearing deposit mix Stable deposit portfolio well positioned for lower rates Low beta / low cost1 Mid-beta / mid-cost2 Market priced & time deposits3 Interest-bearing deposit mix As of 9/30/24 $127BN Including: • ~$35B of indexed deposits • $9.9B of CDs $250K or less • $3.3B of CDs $250K+ • Mostly low-rate and stable consumer & relationship-based deposits • Beta in falling rate environment: ~0% For end note descriptions, see end note summary starting on page 49

Investment portfolio composition

Securities portfolio

AFS and HTM portfolio; amortized cost basis; as of 9/30/24


HTM
21%
Securities portfolio
$55BN
~28% of interest earning assets
AFS
79%

	Securities mix					Effective duration
	Agency CMBS	Agency RMBS	Non-agency CMBS	Treasuries	Other	
HTM	35%	44%	—	21%	—	5.6
AFS	55%	13%	11%	10%	12%	3.9
Total	**51%**	**19%**	**8%**	**12%**	**9%**	**4.3**

Investment portfolio characteristics

Amortized cost basis; as of 9/30/24

Held-to-maturity portfolio

- $11.4BN portfolio
- Reclassification during 1Q24 aimed to de-risk potential AOCI volatility to capital under proposed capital rules
- Securities selected for HTM meet Reg YY eligibility and inclusion requirements

Available-for-sale portfolio

- $43.8BN portfolio
- $4.7BN Non-agency CMBS portfolio
  - All positions are super-senior AAA rated with WA credit enhancement of 39%
  - Securities are 20% risk-weighted and are pledgeable to the FHLB
  - Underlying loans in our structures have a WA LTV of ~60%
  - Credit risk team analyzes transactions at the underlying property-level, similar to what we do for all our CRE loan commitments
    - Leverage analytical tools with over 40+ years of historical data to stress the securities at an individual property level on a recurring basis, including significant market distress in real estate valuations

42

© Fifth Third Bancorp | All Rights Reserved

Totals shown above may not foot due to rounding

Classification: Internal Use © Fifth Third Bancorp | All Rights Reserved Projected AOCI accretion ($5.8) ($4.1) ($4.2) ($4.2) ($3.3) $1.7 $1.6 $1.6 $2.5 9/30/23 12/31/23 3/31/24 6/30/24 9/30/24 ($3.3) ($3.0) ($2.5) ($2.1) ($1.7) ($1.3) $0.3 $0.8 $1.2 $1.6 $2.0 9/30/24 12/31/24E 12/31/25E 12/31/26E 12/31/27E 12/31/28E Securities portfolio AOCI accretion 43 AOCI accretion1 $ in billions; 9/30/24 AFS and HTM portfolio unrealized loss, after-tax; assuming implied forward curve2 For end note descriptions, see end note summary starting on page 49; totals shown above may not foot due to rounding ~61% capital accretion ~24% capital accretion Assuming static rates ~58% capital accretion ~18% capital accretion ($5.8) ($4.1) ($4.2) ($4.2) ($3.3) $1.7 $1.6 $1.6 $2.5 9/30/23 12/31/23 3/31/24 6/30/24 9/30/24 ($3.3) ($3.0) ($2.5) ($2.1) ($1.7) ($1.3) $0.3 $0.8 $1.2 $1.6 $2.0 9/30/24 12/31/24E 12/31/25E 12/31/26E 12/31/27E 12/31/28E Historical AOCI accretion ~43% capital accretion since 3Q23

© Fifth Third Bancorp | All Rights Reserved $8 $8 $7 $6 $2 $1 $3 $8 $8 $8 $8 $8 $5 $3 $11 $11 $15 $14 $10 $9 3Q24 4Q24 1Q25 1Q30 4Q30 2Q31 3Q31 4Q31 Cash flow hedges Receive-fixed swaps1 EOP notional value of cash flow hedges ($ in billions) Actual For end note descriptions, see end note summary starting on page 49 44 Forward starting receive-fixed swaps3 Existing receive-fixed swaps4 weighted average receive fixed rate 3.44%3.17%3.05% 3.19% 3.27% 3.29% 3.32% 5 3.02%6

Preferred dividend schedule

Upcoming preferred dividend schedule[1]

$ in millions	4Q24	1Q25	2Q25	3Q25
Series H *Floating[2]*	~$12	~$11	~$11	~$10
Series I *Floating[2]*	~$10	~$9	~$9	~$8
Series J *Floating[2]*	~$6	~$6	~$5	~$5
Series K	~$3	~$3	~$3	~$3
Series L	~$4	~$4	~$4	~$4
Class B Series A	~$3	~$3	~$3	~$3
Total	~$38	~$36	~$34	~$33

45

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 49; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved 3Q24 adjustments and notable items Adjusted EPS of $0.851 For end note descriptions, see end note summary starting on page 49 3Q24 reported EPS of $0.78 included a negative $0.07 impact from the following notable items: • $47 million pre-tax (~$36 million after-tax2) charge related to the valuation of the Visa total return swap • $10 million pre-tax (~$8 million after-tax2) charge related to Mastercard litigation • $9 million pre-tax (~$7 million after-tax2) charge related to restructuring severance expense 46

Non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries $ and shares in millions (unaudited)	For the Three Months Ended				
	September 2024	June 2024	March 2024	December 2023	September 2023
Net income (U.S. GAAP) (a)	$573	$601	$520	$530	$660
Net income (U.S. GAAP) (annualized) (b)	$2,280	$2,417	$2,091	$2,103	$2,618
Net income available to common shareholders (U.S. GAAP) (c)	$532	$561	$480	$492	$623
Add: Intangible amortization, net of tax	7	7	8	8	8
Tangible net income available to common shareholders (d)	$539	$568	$488	$500	$631
Tangible net income available to common shareholders (annualized) (e)	$2,144	$2,284	$1,963	$1,984	$2,503
Net income available to common shareholders (annualized) (f)	$2,116	$2,256	$1,931	$1,952	$2,471
Average Bancorp shareholders' equity (U.S. GAAP) (g)	$20,251	$18,707	$18,727	$17,201	$17,305
Less: Average preferred stock (h)	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
Average goodwill	(4,918)	(4,918)	(4,918)	(4,919)	(4,919)
Average intangible assets and other servicing rights	(103)	(111)	(121)	(130)	(141)
Average tangible common equity (i)	$13,114	$11,562	$11,572	$10,036	$10,129
Less: Average accumulated other comprehensive income ("AOCI")	3,914	5,278	4,938	6,244	5,835
Average tangible common equity, excluding AOCI (j)	$17,028	$16,840	$16,510	$16,280	$15,964
Adjustments (pre-tax items)					
Valuation of Visa total return swap	47	23	17	22	10
Mastercard litigation	10	—	5	—	—
Restructuring severance expense	9	—	—	5	—
Legal settlements and remediations	—	18	14	—	—
FDIC special assessment	—	6	33	224	—
Fifth Third Foundation contribution	—	—	—	15	—
Adjustments - after-tax[1,2] (k)	$51	$37	$55	$205	$8
Adjustments (tax related items)					
Tax benefit associated with resolution of certain acquisition related tax matters	—	—	—	(17)	—
Adjustments (tax related items) (l)	—	—	—	(17)	—
Adjusted net income [(a) + (k)+ (l)]	$624	$638	$575	$718	$668
Adjusted net income (annualized) (m)	$2,482	$2,566	$2,313	$2,849	$2,650
Adjusted net income available to common shareholders [(c) + (k) + (l)]	$583	$598	$535	$680	$631
Adjusted net income available to common shareholders (annualized) (n)	$2,319	$2,405	$2,152	$2,698	$2,503
Adjusted tangible net income available to common shareholders [(d) + (k) + (l)]	590	$605	$543	$688	$639
Adjusted tangible net income available to common shareholders (annualized) (o)	$2,347	$2,433	$2,184	$2,730	$2,535
Average assets (p)	$213,838	$212,475	$213,203	$214,057	$208,385
Metrics:					
Return on assets (b) / (p)	1.07%	1.14%	0.98%	0.98%	1.26%
Adjusted return on assets (m) / (p)	1.16%	1.21%	1.08%	1.33%	1.27%
Return on average common equity (f) / [(g) + (h)]	11.7%	13.6%	11.6%	12.9%	16.3%
Adjusted return on average common equity (n) / [(g) + (h)]	12.8%	14.5%	13.0%	17.9%	16.5%
Return on average tangible common equity (e) / (i)	16.3%	19.8%	17.0%	19.8%	24.7%
Adjusted return on average tangible common equity (o) / (i)	17.9%	21.0%	18.9%	27.2%	25.0%
Adjusted return on average tangible common equity, excluding AOCI (o) / (j)	13.8%	14.4%	13.2%	16.8%	15.9%

47
© Fifth Third Bancorp | All Rights Reserved
For end note descriptions, see end note summary starting on page 49; totals shown above may not foot due to rounding

Non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries	For Three Months Ended				
$ and shares in millions (unaudited)	September 2024	June 2024	March 2024	December 2023	September 2023
Average interest-earning assets (a)	**$195,836**	**$194,499**	**$195,349**	**$198,166**	**$192,216**
Net interest income (U.S. GAAP) (b)	$1,421	$1,387	$1,384	$1,416	$1,438
Add: Taxable equivalent adjustment	6	6	6	7	7
Net interest income (FTE) (c)	**$1,427**	**$1,393**	**$1,390**	**$1,423**	**$1,445**
Legal settlements and remediations	—	5	—	—	—
Adjusted net interest income (FTE) (d)	**$1,427**	**$1,398**	**$1,390**	**$1,423**	**$1,445**
Net interest income (FTE) (annualized) (e)	**$5,677**	**$5,603**	**$5,592**	**$5,646**	**$5,733**
Adjusted net interest income (FTE) (annualized) (f)	**$5,677**	**$5,623**	**$5,591**	**$5,646**	**$5,733**
Noninterest income (U.S. GAAP) (g)	**$711**	**$695**	**$710**	**$744**	**$715**
Valuation of Visa total return swap	47	23	17	22	10
Legal settlements and remediations	—	2	—	—	—
Adjusted noninterest income (h)	**$758**	**$720**	**$727**	**$766**	**$725**
Add: Securities (gains)/losses	(10)	(3)	(10)	(15)	7
Adjusted noninterest income, (excl. securities (gains)/losses)	**$748**	**$717**	**$717**	**$751**	**$732**
Noninterest expense (U.S. GAAP) (i)	**$1,244**	**$1,221**	**$1,342**	**$1,455**	**$1,188**
Mastercard litigation	(10)	—	(5)	—	—
Restructuring severance expense	(9)	—	—	(5)	—
Legal settlements and remediations	—	(11)	(14)	—	—
FDIC Special Assessment	—	(6)	(33)	(224)	—
Fifth Third Foundation contribution	—	—	—	(15)	—
Adjusted noninterest expense (j)	**$1,225**	**$1,204**	**$1,290**	**$1,211**	**$1,188**
Metrics:					
Revenue (FTE) (c) + (g)	**2,138**	**2,088**	**2,100**	**2,167**	**2,160**
Adjusted revenue (d) + (h)	**2,185**	**2,118**	**2,117**	**2,189**	**2,170**
Pre-provision net revenue [(c) + (g) - (i)]	**894**	**867**	**758**	**712**	**972**
Adjusted pre-provision net revenue [(d) + (h) - (j)]	**960**	**914**	**827**	**978**	**982**
Net interest margin (FTE) (e) / (a)	**2.90%**	**2.88%**	**2.86%**	**2.85%**	**2.98%**
Adjusted net interest margin (FTE) (f) / (a)	**2.90%**	**2.89%**	**2.86%**	**2.85%**	**2.98%**
Efficiency ratio (FTE) (i) / [(c) + (g)]	**58.2%**	**58.5%**	**63.9%**	**67.2%**	**55.0%**
Adjusted efficiency ratio (j) / [(d) + (h)]	**56.1%**	**56.8%**	**60.9%**	**55.3%**	**54.7%**

For end note descriptions, see end note summary starting on page 49; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved

48

© Fifth Third Bancorp | All Rights Reserved Slide 3 end notes 1. Reported ROTCE, NIM, pre-provision net revenue, and efficiency ratio are non-GAAP measures: all adjusted figures are non-GAAP measures; see reconciliation on pages 47 and 48 of this presentation and the use of non-GAAP measures on pages 27-29 of the earnings release. 2. Current period regulatory capital ratios are estimated. Slide 4 end notes 1. Non-GAAP measure: see reconciliation on pages 47 and 48 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. 2. Return on tangible common equity excludes AOCI; Certain peers excluded due to limited data 3. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 5 end notes 1. Results are on a fully-taxable equivalent basis; non-GAAP measure: see reconciliation on pages 47 and 48 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 6 end notes 1. Non-GAAP measure: see reconciliation on pages 47 and 48 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 7 end notes 1. Non-GAAP measure: see reconciliation on pages 47 and 48 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 8 end notes 1. Includes taxable and tax-exempt securities. Slide 10 end notes 1. Data sourced from S&P Global Market Intelligence with deposits per branch capped at $250MM per June 2024 FDIC data; Midwest and Southeast rankings represent in footprint deposit market share. 2. Pro-forma mix including the impact of the MB acquisition 3. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 11 end notes Note: S&P Global Market Intelligence and company filings 1. Represents percentage of deposits (capped at $250MM) of MSA total deposit rankings per June 2024 FDIC data Slide 12 end notes 1. Excludes HFS loans. Slide 13 end notes 1. 3Q24 commercial and consumer portfolio make up ~$86M and ~$52M, respectively, of the total reserve for unfunded commitment. Slide 14 end notes 1. Current period regulatory capital ratios are estimated. Slide 15 end notes 1. Non-GAAP measure: see forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. 49 Earnings presentation end notes

© Fifth Third Bancorp | All Rights Reserved Earnings presentation end notes Slide 17 end notes Note: Assets, deposits, and branches as of 9/30/24 1. Rankings as of 6/30/24 and consist of US commercial banks and exclude foreign, trust, & traditional investment banks 2. Includes MSAs with $5BN+ in deposits on a capped basis (deposits per branch capped at $250MM per June 2024 FDIC data) 3. Data sourced from S&P Global Market Intelligence 4. Deposits per branch capped at $250MM per June 2024 FDIC data; Midwest and Southeast rankings represent in footprint deposit market share 5. Source: 2023 Cash Management Services Survey administered by EY Slide 19 end notes Data is for 3Q24, unless otherwise noted 1. The timeframe for $180MM Empowering Black Futures Neighborhood Investment Program is from 6/1/21 – 7/31/24. 2. January1, 2024 through August 31,2024 3. For fiscal year 2023. 4. For Scope 1, Scope 2 and business travel under Scope 3 emissions. 5. Data from 1/1/2021 through 6/30/2024. The timeframe for $100B Sustainable Finance Target is from 1/1/21 – 12/31/30 6. Peer Group comprises of Fifth Third's board approved peers. 7. January 1, 2024 through September 30, 2024 Slide 20 end notes Data is for 9/30/24, unless otherwise noted 1. Exam period ending in 2021. 2. Peer Group comprises of Fifth Third's board approved peers.1. Slide 21 end notes 1. Gross Treasury management fees 2. Excluding securities gains/losses 3. Non-GAAP measure: see reconciliation on pages 47 and 48 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release Slide 22 end notes 1. Commercial payments revenue defined as total deposit fees less consumer (OD, maintenance, and ATM fees) per regulatory filings 2. Trading revenue less equity securities and index revenue per regulatory filings 3. Wealth and asset management revenue per company filings 4. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release Slide 25 end notes 1. Source: FR Y-9C; CRE includes the following captions within schedule HC-C: 1a - construction, land development & other land loans, 1d - secured by multifamily (5 or more) residential properties, 1e - secured by nonfarm nonresidential properties 2. Source: company filings; FCNCA and MTB excluded due to limited data Slide 27 end notes 1. Loan balances exclude nonaccrual loans HFS. Slide 28 end notes 1. Excludes 2020, 2021, and 2022 metrics. 2. Loan balances exclude nonaccrual loans HFS Slide 29 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 50

© Fifth Third Bancorp | All Rights Reserved Slide 30 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. Total commercial portfolio line utilization. Slide 31 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 32 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired mortgage & home equity loans, and ~$80 million of credit loans on book primarily ~15+ years. Slide 33 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired mortgage loans. Slide 34 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired home equity loans. Slide 35 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 36 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude ~$80 million from credit loans on book primarily ~15+ years. Slide 37 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 38 end notes Note: Data as of 9/30/2024. 1. Excludes HFS Loans & Leases. 2. Fifth Third had $8B of commercial variable loans classified as fixed given the impacts of $8BN in C&I receive-fix swaps; Excludes forward starting swaps & floors; Excludes $3BN in out-of-the-money floors with a 2.25% 1ML strike currently on the balance sheet. 3. Fifth Third had $5.96BN SOFR receive-fix swaps outstanding against long-term debt, which are being included in floating long-term debt. 4. As a percent of total commercial. 5. As a percent of total consumer. 6. Includes 12M term, 6M term, and Fed Funds based loans. 7. Term points include SOFR, BSBY, AMERIBOR, Treasuries & FX curves. 8. Includes overnight term, 3M term, 6M term, 12M term and Fed Funds. 51 Earnings presentation end notes

© Fifth Third Bancorp | All Rights Reserved 52 Earnings presentation end notes Slide 40 end notes Note: Data as of 9/30/24; actual results may vary from these simulated results due to differences between forecasted and actual balance sheet composition, timing, magnitude, and frequency of interest rate changes, as well as other changes in market conditions and management strategies. 1. Re-pricing percentage or “beta” is the estimated change in yield after the 12-month ramp scenarios are fully realized and therefore reflects year-2. 2. Betas are asymmetrical as down betas assume a floor of 0%, along with rate floors, and up betas assumes a cap of 100% Slide 41 end notes 1. Includes deposits with a rate below 100 bps and time deposits with remaining maturity of more than 12 months 2. Comprised of deposits with a rate between 100 – 400 bps and time deposits maturing in the next 6 – 12 months 3. Includes deposits with a rate above 400 bps and corporate sweep deposits, CDs $250K or less maturing in the next 6 months, and CDs over $250K Slide 43 end notes 1. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. 2. Analysis based on 9/30/2024 portfolio utilizing the implied forward curve as of 9/30/2024 Slide 44 end notes 1. Represents forward looking statement, please refer to page 2 of this presentation regarding forward-looking non-GAAP measures 2. Effective July 1, 2023 the rate index transitioned from 1-month LIBOR to compound SOFR + 11.448 bps 3. Forward starting swaps are receive fixed / pay compound SOFR + 11.448 bps 4. Existing swaps transition from receive fixed / pay 1-month LIBOR to receive fixed / pay compound SOFR + 11.448 bps on their next post-LIBOR cessation resets 5. $3BN floors mature on 12/16/2024. 6. Reflects the weighted average receive fixed rate (swaps only) as of 9/30/24 Slide 45 end notes 1. Represents forward looking statement, please refer to page 2 of this presentation regarding forward-looking non-GAAP measures. 2. Projected dividends for the Series J, Series H, and Series I reflect 3m Term SOFR plus the applicable spread. For the periods referencing 3m Term SOFR, the projections include the 26.161bps spread adjustment pursuant to the final rule adopted by the Federal Reserve. Slide 46 end notes 1. Average diluted common shares outstanding (thousands); 686,109; all adjusted figures are non-GAAP measures; see reconciliation on pages 47 and 48 of this presentation and the use of non-GAAP measures on pages 27-29 of the earnings release. 2. Assumes a 23% tax rate. Slide 47 end notes Note: See pages 27-29 of the earnings release for a discussion on the use of non-GAAP financial measures. 1. Assumes a 23% tax rate. 2. A portion of the adjustments related to legal settlements and remediations is non tax deductible. Slide 48 end notes Note: See pages 27-29 of the earnings release for a discussion on the use of non-GAAP financial measures.